Exhibit 99.1

6711 Columbia Gateway Drive, Suite 300
Columbia, Maryland 21046
Telephone 443-285-5400
Facsimile 443-285-7650
www.copt.com
NYSE: OFC

NEWS RELEASE

FOR IMMEDIATE RELEASE	Contact:
Mary Ellen Fowler
Senior Vice President and Treasurer
443-285-5450
maryellen.fowler@copt.com

CORPORATE OFFICE PROPERTIES TRUST

REPORTS THIRD QUARTER 2010 RESULTS

COLUMBIA, MD October 27, 2010 — Corporate Office Properties Trust (COPT) (NYSE: OFC) announced today financial and operating results for the quarter ended September 30, 2010.

Highlights

•                  Funds from Operations (“FFO”) per diluted share for the third quarter 2010, excluding the effect of operating property acquisition costs, was $.58 as compared to $.60 for the third quarter 2009, a decrease of 3%. Including these costs, FFO per diluted share for the third quarter 2010 was $.54. This decline was primarily a result of a $5.6 million increase in interest expense. Net Operating Income (“NOI”) increased primarily due to development placed in service and acquisitions.

•                  Net income attributable to common shareholders for the third quarter 2010 was $4.8 million or $.08 of diluted earnings per share (“Diluted EPS”) as compared to $10.4 million of net income available to common shareholders or $.18 Diluted EPS for the third quarter 2009, a decrease of 56% per share.

•                  Diluted Adjusted Funds from Operations (“Diluted AFFO”) available to common share and common unit holders was $29.5 million for the third quarter 2010 as compared to $27.8 million for the third quarter 2009, an increase of 6%.

•                  87.4% occupied and 88.7% leased for our wholly-owned portfolio as of September 30, 2010.

•                  3% increase in same office property cash NOI excluding gross lease termination fees for the quarter ended September 30, 2010 as compared to the quarter ended September 30, 2009.

•                  428,000 square feet renewed for a 54% renewal rate for the quarter ended September 30, 2010.

•                  253,000 square feet of development space leased in the third quarter 2010 and 798,000 square feet of development space leased during the nine months ended September 30, 2010.

•                  5.1% increase in quarterly common dividend from $.3925 to $.4125 per share.

“During the third quarter, we achieved significant progress in positioning the Company for future growth with a Super Core acquisition in a Washington, DC submarket and the establishment of a wholesale data center growth platform through the acquisition of Power Loft @ Innovation,” stated Randall M. Griffin, Chief Executive Officer, Corporate Office Properties Trust. “Despite the lingering effects of a recession that continues to pressure NOI, we were able to demonstrate steady development leasing and strong leasing on our overall portfolio,” he added.

Financial Ratios

Diluted FFO payout ratio for the nine months ended September 30, 2010, excluding the effect of operating property acquisition costs, was 73% as compared to 59% for the nine months ended September 30, 2009. Diluted AFFO payout ratio for the nine months ended September 30, 2010 was 93% as compared to 73% for the nine months ended September 30, 2009.

As of September 30, 2010, the Company had a total market capitalization of $5.1 billion, with $2.5 billion in debt outstanding, equating to a 49% debt to total market capitalization ratio.

For the third quarter 2010, the Company’s weighted average interest rate was 5.1% compared to 4.9% for the third quarter 2009. At September 30, 2010, the Company had 72% of its total debt subject to fixed interest rates.

For the third quarter 2010, the Company’s EBITDA to interest coverage ratio was 2.8x, and the EBITDA fixed charge coverage ratio was 2.4x.

Reconciliations of non-GAAP measures to the most directly comparable GAAP measures are included in the tables that follow the text of this press release.

Operating Results

At September 30, 2010, the Company’s wholly-owned portfolio of 249 office properties totaled 19.9 million square feet. The weighted average remaining lease term for the portfolio was 4.7 years and the average rental rate (including tenant reimbursements) was $25.48 per square foot.

For the quarter ended September 30, 2010, 428,000 square feet was renewed, at an average committed cost of $3.62 per square foot. Total rent on renewed space decreased 1% on a straight-line basis, as measured from the straight-line rent in effect preceding the renewal date, and decreased 9% on a cash basis. For renewed and retenanted space of 524,000 square feet, total straight-line rent decreased 2% and total rent on a cash basis decreased 10%. The average committed cost for renewed and retenanted space was $7.92 per square foot.

Development Activity

At September 30, 2010, the Company had 2.8 million square feet under construction, development and redevelopment for a total projected cost of $591.1 million.

The Company’s land inventory (wholly-owned and joint venture) at September 30, 2010 totaled 2,314 acres that can support up to 21.9 million square feet of estimated development.

During the quarter, the Company placed into service 493,000 square feet located in five properties.

Acquisition Activity

The Company completed the following acquisitions during the quarter:

•                  Acquired a 233,000 square foot wholesale data center known as Power Loft @ Innovation in Manassas, Virginia for $115.5 million. The shell of the data center was completed in early 2010 and the property was 17% leased, long term, on the acquisition date to two tenants who have a combined initial critical load of 3 megawatts and further expansion rights of up to a combined 5 megawatts. The Company will complete the remaining development with an initial stabilization at 18 megawatts with additional development costs estimated at $166 million. Full critical load of the property is expected to be up to 30 megawatts.

•                  Acquired 362,000 square feet in two Class A office buildings known as Maritime Plaza I and II in the Capitol Riverfront submarket of Washington, DC for approximately $119 million. In connection with the acquisition, we assumed a $70.1 million mortgage loan with a fixed interest rate of 5.35% that matures in March 2014. The buildings are subject to ground leases that expire August 2099 and November 2100. The buildings are 100% leased with over 50% of the space leased to investment grade tenants, of which most are Super Core tenants, such as Computer Sciences Corporation, General Dynamics and SAIC.

Disposition Activity

During the quarter, the Company sold two properties in Dayton, New Jersey totaling 201,000 square feet for $20.9 million and recognized a gain of $784,000. The Company also sold a contiguous land parcel for $3 million and recognized a gain of $2.5 million.

Earnings Guidance

The Company will discuss its updated 2010 diluted FFO per share guidance and its initial 2011 diluted FFO per share guidance on its earnings conference call.

Conference Call

The Company will hold an investor/analyst conference call:

Conference Call (within the United States)

Date:	Thursday, October 28, 2010

Time:	11:00 a.m. Eastern Time

Telephone Number:	888-679-8018

Passcode:	55526047

Conference Call (outside the United States)

Date:	Thursday, October 28, 2010

Time:	11:00 a.m. Eastern Time

Telephone Number:	617-213-4845

Passcode:	55526047

Please use the following link to pre-register and view important information about this conference call. Pre-registering is not mandatory but is recommended as it will provide you immediate entry into the call and will facilitate the timely start of the conference. Pre-registration only takes a few moments and you may pre-register at anytime, including up to and after the call start time. To pre-register, please click on the below link:

https://www.theconferencingservice.com/prereg/key.process?key=P4J9NCBW8

You may also pre-register in the Investor Relations section of the Company’s website at www.copt.com. Alternatively, you may be placed into the call by an operator by calling the number provided above at least 5 to 10 minutes before the start of the call. A replay of this call will be available beginning Thursday, October 28 at 3:00 p.m. Eastern Time through Thursday, November 11 at midnight Eastern Time. To access the replay within in the United States, please call 888-286-8010 and use passcode 90157200. To access the replay outside the United States, please call 617-801-6888 and use passcode 90157200.

The conference calls will also be available via live webcast in the Investor Relations section of the Company’s website at www.copt.com. A replay of the conference calls will be immediately available via webcast in the Investor Relations section of the Company’s website.

Definitions

Please refer to our Form 8-K or our website (www.copt.com) for definitions of certain terms used in this press release. Reconciliations of non-GAAP measures to the most directly comparable GAAP measures are included in the attached tables.

Company Information

Corporate Office Properties Trust (COPT) (NYSE: OFC) is a specialty office real estate investment trust (REIT) that focuses on strategic customer relationships and specialized tenant requirements in the U.S. Government, Defense Information Technology and Data sectors. The Company acquires, develops, manages and leases office and data center properties which are typically concentrated in large office parks primarily located adjacent to government demand drivers and/or in growth corridors. As of September 30, 2010, the Company owned 269 office properties totaling 21.0 million rentable square feet, which includes 20 properties totaling 1.1 million square feet held through joint ventures. The Company’s portfolio primarily consists of technically sophisticated buildings in visually appealing settings that are environmentally sensitive, sustainable and meet unique customer requirements. COPT is an S&P MidCap 400 company and more information can be found at www.copt.com.

Forward-Looking Information

This press release may contain “forward-looking” statements, as defined in Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, that are based on the Company’s current expectations, estimates and projections about future events and financial trends affecting the Company.  Forward-looking statements can be identified by the use of words such as “may”, “will”, “should”, “could”, “expect”, “estimate” or other comparable terminology.  Forward-looking statements are inherently subject to risks and uncertainties, many of which the Company cannot predict with accuracy and some of which the Company might not even anticipate.  Accordingly, the Company can give no assurance that these expectations, estimates and projections will be achieved.  Future events and actual results may differ materially from those discussed in the forward-looking statements.

Important factors that may affect these expectations, estimates, and projections include, but are not limited to:

•                  the Company’s ability to borrow on  favorable terms;

•                  general economic and business conditions, which will, among other things, affect office property demand and rents, tenant creditworthiness, interest rates and financing availability;

•                  adverse changes in the real estate markets including, among other things, increased competition with other companies;

•                  risk of real estate acquisition and development, including, among other things, risks that development projects may not be completed on schedule, that tenants may not take occupancy or pay rent or that development or operating costs may be greater than anticipated;

•                  risks of investing through joint venture structures, including risks that the Company’s joint venture partners may not fulfill their financial obligations as investors or may take actions that are inconsistent with the Company’s objectives;

•                  changes in our plans for properties or our views of market economic conditions that could result in recognition of impairment losses;

•                  our ability to satisfy and operate effectively under federal income tax rules relating to real estate investment trusts and partnerships;

•                  governmental actions and initiatives; and

•                  environmental requirements.

The Company undertakes no obligation to update or supplement any forward-looking statements. For further information, please refer to the Company’s filings with the Securities and Exchange Commission, particularly the section entitled “Risk Factors” in Item 1A of the Company’s Annual Report on Form 10-K for the year ended December 31, 2009.

Corporate Office Properties Trust

Summary Financial Data

(unaudited)

(Amounts in thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2010	2009	2010	2009
Revenues
Real estate revenues	$114,550	$104,132	$336,035	$315,247
Construction contract and other service revenues	13,608	95,321	77,038	273,534
Total revenues	128,158	199,453	413,073	588,781
Expenses
Property operating expenses	44,260	38,523	132,400	114,587
Depreciation and amortization associated with real estate operations	30,745	26,498	87,889	81,268
Construction contract and other service expenses	13,347	93,805	75,148	268,289
General and administrative expenses	6,079	5,898	17,905	17,275
Business development expenses	2,886	458	3,506	1,550
Total operating expenses	97,317	165,182	316,848	482,969
Operating income	30,841	34,271	96,225	105,812
Interest expense	(26,537)	(20,931)	(74,987)	(58,914)
Interest and other income	395	2,619	1,942	4,949
Income from continuing operations before equity in income (loss) of unconsolidated entities and income taxes	4,699	15,959	23,180	51,847
Equity in income (loss) of unconsolidated entities	648	(758)	371	(1,075)
Income tax expense	(27)	(47)	(75)	(169)
Income from continuing operations	5,320	15,154	23,476	50,603
Discontinued operations	1,129	382	2,447	1,150
Income before gain on sales of real estate	6,449	15,536	25,923	51,753
Gain on sales of real estate, net of income taxes	2,477	—	2,829	—
Net income	8,926	15,536	28,752	51,753
Less net income attributable to noncontrolling interests
Common units in the Operating Partnership	(363)	(956)	(1,254)	(4,032)
Preferred units in the Operating Partnership	(165)	(165)	(495)	(495)
Other consolidated entities	434	40	233	15
Net income attributable to COPT	8,832	14,455	27,236	47,241
Preferred share dividends	(4,025)	(4,025)	(12,076)	(12,076)
Net income attributable to COPT common shareholders	$4,807	$10,430	$15,160	$35,165

Earnings per share “EPS” computation:
Numerator for diluted EPS:
Net income attributable to common shareholders	$4,807	$10,430	$15,160	$35,165
Amount allocable to restricted shares	(267)	(253)	(807)	(763)
Numerator for diluted EPS	4,540	10,177	14,353	34,402

Denominator:
Weighted average common shares - basic	58,656	57,470	58,333	55,366
Dilutive effect of share-based compensation awards	296	485	367	506
Weighted average common shares - diluted	58,952	57,955	58,700	55,872

Diluted EPS	$0.08	$0.18	$0.24	$0.62

Corporate Office Properties Trust

Summary  Financial Data

(unaudited)

(Amounts in thousands, except per share data and ratios)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2010	2009	2010	2009

Net income	$8,926	$15,536	$28,752	$51,753
Add: Real estate-related depreciation and amortization	30,745	26,712	87,896	81,911
Add: Depreciation and amortization on unconsolidated real estate entities	166	160	512	481
Less: Gain on sales of operating properties, net of income taxes	(784)	—	(1,081)	—
Funds from operations (“FFO”)	39,053	42,408	116,079	134,145
Less: Noncontrolling interests - preferred units in the Operating Partnership	(165)	(165)	(495)	(495)
Less: Noncontrolling interests - other consolidated entities	434	40	233	15
Less: Preferred share dividends	(4,025)	(4,025)	(12,076)	(12,076)
Less: Depreciation and amortization allocable to noncontrolling interests in other consolidated entities	(666)	(91)	(1,245)	(251)
Less: Basic and diluted FFO allocable to restricted shares	(353)	(395)	(1,078)	(1,298)
Basic and diluted FFO available to common share and common unit holders (“Basic and diluted FFO”)	34,278	37,772	101,418	120,040
Less: Straight-line rent adjustments	1,267	(2,665)	(2,552)	(5,523)
Less: Amortization of acquisition intangibles included in net operating income	(96)	(451)	(460)	(1,447)
Less: Recurring capital expenditures	(10,156)	(7,572)	(23,447)	(17,838)
Add: Amortization of discount on Exchangeable Senior Notes, net of amounts capitalized	1,541	762	3,811	2,183
Operating property acquisition costs	2,664	—	2,954	—
Diluted adjusted funds from operations available to common share and common unit holders (“Diluted AFFO”)	$29,498	$27,846	$81,724	$97,415

Weighted average shares
Weighted average common shares	58,656	57,470	58,333	55,366
Conversion of weighted average common units	4,453	5,084	4,674	5,932
Weighted average common shares/units - basic FFO per share	63,109	62,554	63,007	61,298
Dilutive effect of share-based compensation awards	296	485	367	506
Weighted average common shares/units - diluted FFO per share	63,405	63,039	63,374	61,804

Diluted FFO per share	$0.54	$0.60	$1.60	$1.94
Diluted FFO per share, excluding operating property acquisition costs	$0.58	$0.60	$1.65	$1.94
Dividends/distributions per common share/unit	$0.4125	$0.3925	$1.1975	$1.1375
Diluted FFO payout ratio, excluding operating property acquisition costs	71.3%	65.8%	73.2%	58.9%
Diluted AFFO payout ratio	89.3%	89.2%	93.4%	72.6%
EBITDA interest coverage ratio	2.85x	3.33x	2.88x	3.62x
EBITDA fixed charge coverage ratio	2.42x	2.74x	2.43x	2.93x

Reconciliation of denominators for diluted EPS and diluted FFO per share
Denominator for diluted EPS	58,952	57,955	58,700	55,872
Weighted average common units	4,453	5,084	4,674	5,932
Denominator for diluted FFO per share	63,405	63,039	63,374	61,804

Corporate Office Properties Trust

Summary Financial Data

(unaudited)

(Dollars and shares in thousands, except per share data)

	September 30,	December 31,
	2010	2009
Balance Sheet Data (in thousands) (as of period end)
Properties, net of accumulated depreciation	$3,349,150	$3,029,900
Total assets	3,737,372	3,380,022
Debt	2,468,419	2,053,841
Total liabilities	2,647,644	2,259,390
Beneficiaries’ equity	1,089,728	1,120,632

Debt to total assets	66.0%	60.8%
Debt to undepreciated book value of real estate assets	62.5%	57.8%
Debt to total market capitalization	48.6%	44.6%

Property Data (wholly owned office properties) (as of period end)
Number of operating properties owned	249	245
Total net rentable square feet owned (in thousands)	19,929	19,086
Occupancy	87.4%	90.8%

Reconciliation of denominator for debt to total assets to denominator for debt to undepreciated book value of real estate assets
Denominator for debt to total assets	$3,737,372	$3,380,022
Assets other than assets included in properties, net	(388,222)	(350,122)
Accumulated depreciation on real estate assets	479,218	422,612
Intangible assets on real estate acquisitions, net	123,307	100,671
Denominator for debt to undepreciated book value of real estate assets	$3,951,675	$3,553,183

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2010	2009	2010	2009
Reconciliation of tenant improvements and incentives, capital improvements and leasing costs for operating properties to recurring capital expenditures
Total tenant improvements and incentives on operating properties	$7,789	$3,553	$16,490	$11,572
Total capital improvements on operating properties	1,717	2,927	3,835	6,795
Total leasing costs on operating properties	2,004	1,855	4,692	4,431
Less: Nonrecurring tenant improvements and incentives on operating properties	(1,067)	(711)	(1,280)	(2,780)
Less: Nonrecurring capital improvements on operating properties	(171)	(58)	(248)	(1,340)
Less: Nonrecurring leasing costs incurred on operating properties	(120)	—	(69)	(916)
Add: Recurring capital expenditures on operating properties held through joint ventures	4	6	27	76
Recurring capital expenditures	$10,156	$7,572	$23,447	$17,838

Corporate Office Properties Trust

Summary Financial Data

(unaudited)

(Dollars in thousands)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2010	2009	2010	2009
Reconciliation of common share dividends to dividends and distributions for payout ratios
Common share dividends	$24,494	$22,851	$70,913	$64,712
Common unit distributions	1,834	1,995	5,450	5,974
Dividends and distributions for payout ratios	$26,328	$24,846	$76,363	$70,686

Reconciliation of diluted FFO to diluted FFO available to common share and common unit holders, excluding operating property acquisition costs
Diluted FFO	$34,278	$37,772	$101,418	$120,040
Operating property acquisition costs	2,664	—	2,954	—
Diluted FFO available to common share and common unit holders, excluding operating property acquisition costs	$36,942	$37,772	$104,372	$120,040

Reconciliation of GAAP net income to earnings before interest, income taxes, depreciation and amortization (“EBITDA”)
Net income	$8,926	$15,536	$28,752	$51,753
Interest expense on continuing operations	26,537	20,931	74,987	58,914
Interest expense on discontinued operations	89	55	263	174
Income tax expense	27	47	86	169
Real estate-related depreciation and amortization	30,745	26,712	87,896	81,911
Depreciation of furniture, fixtures and equipment	652	637	1,934	1,749
EBITDA	$66,976	$63,918	$193,918	$194,670

Reconciliation of interest expense from continuing operations to the denominators for interest coverage-EBITDA and fixed charge coverage-EBITDA
Interest expense from continuing operations	$26,537	$20,931	$74,987	$58,914
Interest expense from discontinued operations	89	55	263	174
Less: Amortization of deferred financing costs	(1,554)	(1,056)	(4,175)	(3,089)
Less: Amortization of discount on Exchangeable Senior Notes, net of amounts capitalized	(1,541)	(762)	(3,811)	(2,183)
Denominator for interest coverage-EBITDA	23,531	19,168	67,264	53,816
Preferred share dividends	4,025	4,025	12,076	12,076
Preferred unit distributions	165	165	495	495
Denominator for fixed charge coverage-EBITDA	$27,721	$23,358	$79,835	$66,387

Reconciliation of same property net operating income to same office property cash net operating income and same office property cash net operating income, excluding gross lease termination fees
Same office property net operating income	$61,282	$63,921	$185,370	$194,454
Less: Straight-line rent adjustments	2,651	(1,205)	296	(3,945)
Less: Amortization of deferred market rental revenue	(422)	(428)	(1,484)	(1,360)
Same office property cash net operating income	$63,511	$62,288	$184,182	$189,149
Less: Lease termination fees, gross	(209)	(966)	(1,573)	(5,184)
Same office property cash net operating income, excluding gross lease termination fees	$63,302	$61,322	$182,609	$183,965

Top Twenty Tenants of Wholly Owned Office Properties as of September 30, 2010 (1)

(Dollars in thousands)

			Percentage of	Total	Percentage	Weighted
		Total	Total	Annualized	of Total	Average
	Number of	Occupied	Occupied	Rental	Annualized Rental	Remaining
Tenant	Leases	Square Feet	Square Feet	Revenue (2) (3)	Revenue	Lease Term (4)

United States of America (5)	75	3,125,009	17.9%	91,503	20.6%	5.9
Northrop Grumman Corporation (6)	16	1,229,313	7.1%	31,735	7.2%	6.6
Booz Allen Hamilton, Inc.	8	726,070	4.2%	21,246	4.8%	4.8
Computer Sciences Corporation (6)	6	612,024	3.5%	18,733	4.2%	3.1
The MITRE Corporation	4	261,474	1.5%	8,366	1.9%	4.6
ITT Corporation (6)	9	333,169	1.9%	7,960	1.8%	4.2
The Aerospace Corporation (6)	3	247,253	1.4%	7,728	1.7%	4.4
Wells Fargo & Company (6)	6	215,673	1.2%	7,479	1.7%	7.6
L-3 Communications Holdings, Inc. (6)	4	256,120	1.5%	7,344	1.7%	3.5
CareFirst, Inc.	2	221,893	1.3%	7,229	1.6%	6.0
Integral Systems, Inc. (6)	4	241,627	1.4%	6,205	1.4%	9.4
Comcast Corporation (6)	7	306,123	1.8%	6,100	1.4%	3.0
AT&T Corporation (6)	5	321,063	1.8%	5,490	1.2%	8.1
The Boeing Company (6)	4	161,591	0.9%	5,027	1.1%	3.1
Ciena Corporation	5	263,724	1.5%	4,956	1.1%	2.5
General Dynamics Corporation (6)	5	175,716	1.0%	4,859	1.1%	0.6
Unisys Corporation	1	156,695	0.9%	4,143	0.9%	9.7
The Johns Hopkins Institutions (6)	5	139,295	0.8%	3,507	0.8%	6.1
Merck & Co., Inc. (6)	2	225,900	1.3%	2,945	0.7%	1.8
Magellan Health Services, Inc. (6)	2	118,801	0.7%	2,755	0.6%	0.8

Subtotal Top 20 Office Tenants	173	9,338,533	53.6%	255,310	57.5%	5.4
All remaining tenants	706	8,074,097	46.4%	188,337	42.5%	3.8
Total/Weighted Average	879	17,412,630	100.0%	$443,647	100.0%	4.7

(1)

Table excludes owner occupied leasing activity which represents 170,999 square feet with total annualized rental revenue of $4,039 and a weighted average remaining lease term of 5.1 years as of September 30, 2010.

(2)	Total Annualized Rental Revenue is the monthly contractual base rent as of September 30, 2010, multiplied by 12, plus the estimated annualized expense reimbursements under existing office leases.
(3)	Order of tenants is based on Total Annualized Rental Revenue.
(4)	The weighting of the lease term was computed using Total Rental Revenue.
(5)

Many of our government leases are subject to early termination provisions which are customary to government leases. The weighted average remaining lease term was computed assuming no exercise of such early termination rights.

(6)	Includes affiliated organizations or agencies.